[REMINGTON LOGO]                                                    EXHIBIT 99.1

                                                          PRESS RELEASE
                                                      FOR IMMEDIATE RELEASE

                                                  CONTACT: STEVEN J. CRAIG
                                                        SR. VICE PRESIDENT
                                                        (214) 210-2675

                   REMINGTON OIL AND GAS CORPORATION APPOINTS
                              INDEPENDENT AUDITORS

     Dallas April 18, 2002 -- Remington Oil and Gas Corporation (NASDAQ NMS:
ROIL and PCX symbol REM.P) today announced that its Board of Directors has appointed Ernst & Young LLP as the company's independent auditors for 2002. The action was based on a thorough evaluation process and the recommendation of the company's Audit Committee.

     Remington's board determined this change was in the best interest of the shareholders. Arthur Andersen has been the company's public auditors since 1996. There have been no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scopes or procedures during this time frame.

     Remington Oil and Gas Corporation is an independent oil and gas exploration and production company headquartered in Dallas, Texas, with operations concentrating in the onshore and offshore regions of the Gulf Coast.

     Statements concerning future revenues and expenses, results of exploration, exploitation, development and acquisition expenditures, and reserve levels are forward-looking statements. These statements are based on assumptions concerning commodity prices, drilling results and production, administrative and interest costs that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. Further information is available in the Company's filings with the Securities and Exchange Commission, which are incorporated by this reference.

                                     # # #